UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 2, 2015

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36380	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 10, 2015, Google Inc. (“Google”) announced plans to create a new public holding company, Alphabet Inc. (“Alphabet”), by implementing a holding company reorganization (the “Alphabet Merger”). Following the Alphabet Merger, Alphabet, a Delaware corporation, became the successor issuer to Google, a Delaware corporation.

Item 1.01.	Entry into a Material Definitive Agreement.

Adoption of Agreement and Plan of Merger and Consummation of Holding Company Reorganization

On October 2, 2015, Google implemented the Alphabet Merger pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 2, 2015, among Google, Alphabet and Maple Technologies Inc., a Delaware corporation (“Merger Sub”), which resulted in Alphabet owning all of the outstanding capital stock of Google. Pursuant to the Alphabet Merger, Merger Sub, a direct, wholly owned subsidiary of Alphabet and an indirect, wholly owned subsidiary of Google, merged with and into Google, with Google surviving as a direct, wholly owned subsidiary of Alphabet. Each share of each class of Google stock issued and outstanding immediately prior to the Alphabet Merger automatically converted into an equivalent corresponding share of Alphabet stock, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of Google stock being converted. Accordingly, upon consummation of the Alphabet Merger, Google’s stockholders immediately prior to the consummation of the Alphabet Merger became stockholders of Alphabet. The stockholders of Google will not recognize gain or loss for U.S. federal income tax purposes upon the conversion of their shares in the Alphabet Merger.

The Alphabet Merger was conducted pursuant to Section 251(g) of the General Corporation Law of the State of Delaware (the “DGCL”), which provides for the formation of a holding company without a vote of the stockholders of the constituent corporation. The conversion of stock occurred automatically without an exchange of stock certificates. After the Alphabet Merger, unless exchanged, stock certificates that previously represented shares of a class of Google stock now represent the same number of shares of the corresponding class of Alphabet stock. Following the consummation of the Alphabet Merger, shares of Alphabet Class C Capital Stock and shares of Alphabet Class A Common Stock continue to trade on the NASDAQ Global Select Market (“NASDAQ”) on an uninterrupted basis under the symbol “GOOG” and “GOOGL” respectively and with new CUSIP numbers (#02079K 107 for Alphabet shares of Class C Capital stock and #02079K 305 for Alphabet shares of Class A Common Stock).

The foregoing descriptions of the Alphabet Merger and the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 and which is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Alphabet Merger, Google notified NASDAQ that the Alphabet Merger had been completed and requested that trading of its shares of Class A Common Stock and shares of Class C Capital Stock (together, the “Google shares”) be suspended prior to the market opening on October 5, 2015. On October 2, 2015, NASDAQ is expected to suspend trading of the Google shares after the close of business. On October 5, 2015, Alphabet shares of Class A Common Stock and shares of Class C Capital Stock are expected to commence trading on NASDAQ under the symbols “GOOGL” and “GOOG” respectively. In addition, NASDAQ filed with the U.S. Securities and Exchange Commission (the “Commission”) an application on Form 25 to delist the Google shares from NASDAQ and deregister the Google shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Google intends to file a certificate on Form 15 after the year ending December 31, 2015 requesting that Google shares be deregistered under the Exchange Act, and that Google’s reporting obligations under Section 15(d) of the Exchange Act be suspended (except to the extent of the succession of Alphabet to the Exchange Act Section 12(b) registration and reporting obligations of Google). Until Google’s reporting obligations are suspended, investors can find reports and other documents that Google files with the Securities Exchange Commission on investor.google.com.

Item 3.03.	Material Modification of Rights of Securityholders.

Upon consummation of the Alphabet Merger, each share of each class of Google stock issued and outstanding immediately prior to the Alphabet Merger automatically converted into an equivalent corresponding share of Alphabet stock, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of Google stock that was converted.

The information set forth in Item 1.01 and Item 5.03 is hereby incorporated by reference in this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Alphabet Merger, on October 2, 2015, Google also entered into the Compensation Plan Agreement with Alphabet pursuant to which Alphabet assumed (including sponsorship of) the Google Inc. 2004 Stock Plan, the Google Inc. 2012 Stock Plan, the AdMob Inc. 2006 Stock Plan and UK Sub-Plan of the AdMob Inc. 2006 SubPlan, the Click Holding Corp. 2005 Stock Incentive Plan, and any subplans, appendices or addendums thereunder (together, the “Google Equity Compensation Plans”), and all obligations of Google pursuant to each stock option to purchase a share of Google stock (a “Google Option”) and each right to acquire or vest in a share of Google stock (a “Google Stock Unit” and each of a Google Option and a Google Stock Unit, a “Google Equity Award”) that is outstanding immediately prior to October 2, 2015 and (i) issued under the Google Equity Compensation Plans and underlying grant agreements (each such grant agreement, a “Google Equity Award Grant Agreement” and such grant agreements together with the Google Equity Compensation Plans, the “Google Equity Compensation Plans and Agreements”) or (ii) granted by Google outside of the Google Equity Compensation Plans and Agreements pursuant to NASDAQ Listing Rule 5635(c), and (B) each such Google Equity Award was converted into (A) with respect to each Google Stock Unit, a right to acquire or vest in an Alphabet share or (B) with respect to a Google Option, an option to purchase an Alphabet share at an exercise price per share equal to the exercise price per share of Google stock subject to such Google Option immediately prior to October 2, 2015. On October 2, 2015, the Google Equity Awards, the Google Equity Compensation Plans and Agreements and any provision of any other compensatory plan, agreement or arrangement providing for the grant or issuance of shares of Google stock was automatically deemed to be amended (and, in the case of the Google Inc. 2012 Stock Plan, formally amended), to the extent necessary or appropriate, to provide that references to Google in such awards, documents and provisions will be read to refer to Alphabet and references to shares of Google stock in such awards, documents and provisions will be read to refer to Alphabet shares.

Furthermore, on October 2, 2015, Google entered into the Director Arrangements Agreement pursuant to which Alphabet assumed any and all obligations to the individual signatories under the offer letters with certain of the current members of Google’s Board of Directors from and after October 2, 2015 in accordance with the terms of the offer letters as if Alphabet, and not Google, were the signatory thereto and all references to Google therein were replaced with references to Alphabet.

The foregoing descriptions of the Compensation Plan Agreement and the Director Arrangements Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Compensation Plan Agreement and the Director Arrangements Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 2, 2015, the Fourth Amended and Restated Certificate of Incorporation of Google (the “Google Charter”) was amended pursuant to the Alphabet Merger to decrease the authorized number of shares of Class A Common Stock, par value $0.001 per share, from nine billion (9,000,000,000) shares to five hundred (500) shares, the authorized number of shares of Class B Common Stock, par value $0.001 per share, from three billion (3,000,000,000) shares to five hundred (500) shares, the authorized number of shares of Class C Capital Stock, par value $0.001 per share, from three billion (3,000,000,000) shares to five hundred (500) shares and the authorized number of shares of Preferred Stock, par value $0.001 per share, from one hundred million (100,000,000) shares to five hundred (500) shares.

In addition, the Google Charter was amended pursuant to the Alphabet Merger to add a provision, which is required by Section 251(g) of the DGCL, that provides that any act or transaction by or involving Google, other than the election or removal of directors, that requires for its adoption under the DGCL or the Google Charter the approval of the stockholders of Google shall require the approval of the stockholders of Alphabet by the same vote as is required by the DGCL and/or the Google Charter.

The foregoing descriptions of the amendments to the Google Charter do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Merger, which is filed as Exhibit 3.1, and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 2, 2015, by and among Google Inc., Alphabet Inc. and Maple Technologies Inc.

3.1	Certificate of Merger, dated October 2, 2015

10.1	Compensation Plan Agreement, dated October 2, 2015 between Google Inc. and Alphabet Inc.

10.2	Director Arrangements Agreement, dated October 2, 2015 between Google Inc. and Alphabet Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: October 2, 2015	/s/ Kent Walker
Kent Walker
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 2, 2015, by and among Google Inc., Alphabet Inc. and Maple Technologies Inc.

3.1	Certificate of Merger, dated October 2, 2015

10.1	Compensation Plan Agreement, dated October 2, 2015 between Google Inc. and Alphabet Inc.

10.2	Director Arrangements Agreement, dated October 2, 2015 between Google Inc. and Alphabet Inc.